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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): MARCH 7, 2000

                                  WESTAFF, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                       0-024990              94-1266151

                                     -----------
       (State or other               (Commission            (I.R.S. Employer
       jurisdiction of               File Number)           Identification No.)
       incorporation)

                     301 LENNON LANE, WALNUT CREEK, CA 94598
                (Address of principal executive offices/Zip Code)

       Registrant's telephone number, including area code: (925) 930-5300

   Former name, former address, and former fiscal year, if changed since last report: N/A

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ITEM 5.           OTHER EVENTS.

         On March 7, 2000, Westaff, Inc. ("Westaff"), a Delaware corporation, Cornerstone Equity Investors IV, L.P. ("Cornerstone"), Centre Capital Investors III, L.P. ("Centre"), Westaff Acquisition Corp. ("Merger Sub"), a Delaware corporation formed by Centre and Cornerstone, and The Stover Revocable Trust, The Stover 1999 Charitable Remainder Unitrust and The Stover Foundation (collectively, the "Stockholders") entered into a Recapitalization Agreement and Plan of Merger (the "Merger Agreement").

         Pursuant to, and subject to, the terms and conditions of the Merger
Agreement: (i) Westaff will amend its Certificate of Incorporation or adopt a Certificate of Designation to create a new series of Preferred Stock ("New Preference Stock"); (ii) the Stockholders (together with certain members of Westaff's management) will exchange an aggregate of 500,000 shares of Westaff common stock for shares of New Preference Stock; (iii) each of Cornerstone and Centre will contribute $31,645,020 to the equity of Westaff in exchange for 316,450.2 shares each of New Preference Stock; and (iv) Westaff and Merger Sub will effect a merger in which (A) each share of the capital stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $1,000, (B) each share of Westaff common stock and New Preference Stock (if any) held in the treasury of Westaff or by any wholly owned subsidiary of Westaff will be canceled and retired, without any consideration, (C) each other share of Westaff common stock issued and outstanding immediately prior to the effective time of the merger (other than shares with respect to which appraisal rights have been perfected) will be converted into the right to receive $10.00 per share in cash, (D) each share of New Preference Stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 10 shares of common stock and 10 shares of preferred stock of the surviving corporation in the merger, and (E) each option to purchase Westaff common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive the product of (x) the excess, if any, of $10.00 over the exercise price per share of such option and (y) the number of shares of Westaff common stock subject to the option (the foregoing items (i)
- (iv) are collectively referred to as the "Transactions").

         Consummation of the Transactions is subject to various conditions, including: (i) receipt of the approval of the holders of at least 66 2/3% of the outstanding shares of Westaff's common stock; (ii) expiration or early termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; and (iii) receipt of debt financing pursuant to commitment letters.

         The Merger Agreement and the Transactions will be submitted for approval at a meeting of the holders of shares of Westaff common stock.

         In connection with the Merger Agreement, the Stockholders and Merger Sub entered into a Support Agreement, dated as of March 7, 2000 (the "Support Agreement"), whereby the

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Stockholders, who beneficially own in the aggregate approximately 53% of the outstanding shares of Westaff common stock, agreed to, among other things, vote (or cause to be voted) their shares of Westaff common stock at any stockholders' meeting (i) in favor of the Merger, the adoption of the Merger Agreement and approval of the Transactions; and (ii) against any competing transaction (as defined in the Merger Agreement) or any amendment of Westaff's Certificate of Incorporation or by-laws or other proposal or transaction involving Westaff or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the Transactions. Under the Support Agreement, the Stockholders also granted an irrevocable proxy to certain individuals designated by Merger Sub to vote their shares as described above at any meeting of stockholders.

         The Merger Agreement and the Support Agreement also include "fiduciary out" and "break-up fee" provisions applicable under certain circumstances to the Company and the Stockholders.

         The foregoing summary of the Merger Agreement, the Support Agreement and the Transactions is qualified in its entirety by reference to the text of the Merger Agreement, the Support Agreement and Westaff's press release dated March 7, 2000, which are attached hereto as Exhibits 2.1, 2.2, and 99.1, respectively, and incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  (c)      Exhibits

                  The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

* 2.1             Recapitalization Agreement and Plan of Merger, dated March
                  7, 2000, among Westaff Acquisition Corp., Westaff, Inc., The Stover Revocable Trust, The Stover 1999 Charitable Remainder Unitrust, The Stover Foundation, Cornerstone Equity Investors IV, L.P. and Centre Capital Investors III, L.P.

  2.2 Support Agreement, dated as of March 7, 2000, by and among Westaff Acquisition Corp. and The Stover Revocable Trust, The Stover 1999 Charitable Remainder Unitrust, and The Stover Foundation.

  99.1            Press Release of Westaff, Inc. dated March 7, 2000.


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*        The Exhibits and schedules thereto have been omitted but copies thereof will be furnished supplementally to the Commission upon request.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   WESTAFF, INC.

                                                   By: /s/ Paul A. Norberg
                                                      --------------------------
                                                   Paul A. Norberg
                                                   Executive Vice President
                                                   and Chief Financial Officer

March 10, 2000

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                                  EXHIBIT INDEX

  2.1 Recapitalization Agreement and Plan of Merger, dated March 7, 2000, among Westaff Acquisition Corp., Westaff, Inc., The Stover Revocable Trust, The Stover 1999 Charitable Remainder Unitrust, The Stover Foundation, Cornerstone Equity Investors IV, L.P. and Centre Capital Investors III, L.P.

  2.2 Support Agreement, dated as of March 7, 2000, by and among Westaff Acquisition Corp. and The Stover Revocable Trust, The Stover 1999 Charitable Remainder Unitrust, and The Stover Foundation.

  99.1            Press Release of Westaff, Inc. dated March 7, 2000.